UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2014

IRADIMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of Principal Executive Offices)	(Zip Code)

(407) 677-8022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On September 2, 2014, IRADIMED CORPORATION (the “Company”) issued a press release announcing that it had received a warning letter (the “Warning Letter”) from the U.S. Food and Drug Administration (“FDA”).  The Warning Letter relates to an inspection of the Company’s facilities, which, as previously disclosed in the Company’s public filings with the Securities and Exchange Commission, took place between April 7 through 16, 2014 at the Company’s facilities located in Winter Park, Florida.  The Company has subsequently moved to a new facility in Winter Springs, Florida.  As a result of the move to this new facility, the Warning Letter was not brought to the attention of management until September 2, 2014.

As previously disclosed, the FDA issued a Form 483 on April 16, 2014 that identified eight observations. The majority of the observations related to procedural and documentation issues associated with the design, development, validation testing and documentation of software used in certain of the Company’s products. Other observations were related to the design validation of pump labeling, design analysis of tube stretching, procedures for post-market design review, and control and procedures related to handling certain reported complaints. The Company submitted responses to the Form 483 in May 2014 and June 2014 in which it described its proposed corrective and preventative actions (“CAPA”) to address each of the FDA’s observations.

In the Warning Letter, the FDA accepted as adequate several of the Company’s responses to the Form 483, identified two responses whose accuracy will be determined in the next scheduled inspection of the Company’s facility and identified issues for which the Company’s response was determined to be inadequate. The issues identified in the Warning Letter requiring a response from the Company relate to procedures for validating device design primarily related to software quality assurance.

The Warning Letter also raised an issue that was not included in the Form 483.  The FDA stated in the Warning Letter that modifications made to software on the Company’s previously cleared infusion pumps, the mRidium 3860 and mRidium 3850 were “significant” and required submission of new premarket notifications under Section 510(k) (a “510(k) submission”) of the Food, Drug and Cosmetic Act (the “FDCA”).  Such updates occurred periodically over time.  As stated in the Warning Letter, the FDA indicated that the modifications of the software related to the mRidium 3860 from version 2.0 to current version 3.5.1 and the modifications of the software related to the mRidium 3850 from version 1.0 to version 585.11.1 as “significant” modifications because they could significantly affect the safety or effectiveness of the devices.  As a result, the Warning Letter states that the products being sold by the Company are “adulterated” and “misbranded” under the FDCA.  The Warning Letter also indicates that the mRidium 3860+ infusion pump requires separate FDA clearance from the mRidium 3860 and mRidium 3850.

The Warning Letter requests that the Company immediately cease activities that result in the misbranding or adulteration of the mRidium 3860 MRI infusion pump, mRidium 3850 MRI infusion pump, and the mRidium 3860+ MRI infusion pump, such as the commercial distribution of the device.  The Company takes the matters identified in the Warning Letter seriously and is in the process of evaluating what corrective actions, and associated costs, may be required to address the matters raised in the Warning Letter. The Company intends to comply with the Warning Letter and immediately cease sale and distribution of the identified products.

The Company is also in the process of preparing a response to the Warning Letter and intends to work expeditiously to address the issues raised by the FDA.  The Warning Letter requests a response within 15 business days, and the Company is in the process of requesting an extension to complete such response due to the fact that it did not become aware of the contents of the Warning Letter until September 2, 2014.  The Company also intends to initiate communication with the FDA as soon as possible to determine what infusion pump products require a 510(k) submission.  Once that determination has been made, the Company will prepare and file the required 510(k) submissions for the infusion pump products as soon as possible, which the Company currently believes will take approximately 6 to 12 weeks.  The Company also intends to request that the FDA permit resumption of the Company’s sale and distribution of the infusion pumps after the respective 510(k) submissions have been filed with the FDA, as opposed to completion of the 510(k) submission review and clearance process.  However, failure to promptly resolve the issues raised in the Warning Letter to the FDA’s satisfaction or to comply with the U.S. medical device regulatory requirements in general could result in regulatory action being initiated by the FDA that would have a material adverse impact on the Company’s financial status and results of operations.  Additional FDA actions could include, among other things, fines, injunctions, consent decrees, civil money penalties, repairs, replacements, refunds, recalls or seizures of products, total or partial suspension of production, the FDA’s refusal to grant future premarket approvals and criminal prosecution.

Sales of the mRidium pumps identified in the Warning Letter represent a substantial majority of the Company’s revenue and the cessation of sales and distribution will have a significant and immediate effect on the Company’s  results of operations.  Sales of the mRidium infusion pump systems comprised approximately 85% and 80% of the Company’s net revenue for the six months ended June 30, 2014 and fiscal year ended December 31, 2013, respectively.

The foregoing summary is qualified in its entirety by reference to the Warning Letter, which is included as Exhibit 99.1 attached hereto.  A copy of the press release is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding expectations about future events affecting the Company and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control and could cause the Company’s actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various factors, including but not limited to: risks related to the Company’s assumptions regarding its ability to timely and effectively respond to the Warning Letter, additional actions by or requests from the FDA and unanticipated costs or delays associated with resolution of these matters; as well as other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov.  Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it does not know whether its expectations will prove correct. All forward-looking statements included in this Current Report on Form 8-K are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  The Company does not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document
99.1	FDA Warning Letter dated August 18, 2014, received by the Company on August 21, 2014.
99.2	Press Release dated September 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: September 3, 2014

	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	FDA Warning Letter dated August 18, 2014, received by the Company on August 21, 2014.
99.2	Press Release dated September 2, 2014